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                                                                    EXHIBIT 23.3

                           CONSENT OF CIBC OPPENHEIMER

SWIFT ENERGY COMPANY

         We hereby consent to the incorporation by reference into the S-4 Registration Statement for Swift Energy Company, including the three proxy statements forming a part thereof for Swift Energy Managed Pension Assets 1988-A, Ltd., Swift Energy Income Partners 1989-B Ltd., and Swift Energy Pension Partners P1993-B Ltd. of our letters dated April 20, 1998 for each of the three aforementioned partnerships.

Any distribution or publication of this letter must include the letter in its entirety.
                                                     /s/ BRIAN MYERS

Houston, Texas                                       CIBC Oppenheimer Corp.
April 20, 1998